[Letterhead of Robert Moe & Associates, P.C. Omitted]


                                                               February 20, 1997

Securities and Exchange Commission
Washington, D.C. 20549

                  RE:  Startech Environmental Corporation
                       File number 0-25312
                       Form 8-K filed January 28, 1997

     We agree with the statements made by Startech Environmental Corporation in response to Item 4 Form 8-K dated January 28, 1997.

     If you have any questions, please let me know.

                                            Sincerely,
                                            ROBERT MOE & ASSOCIATES, P.S.


                                           /S/  ROBERT E. MOE
                                           -------------------------------------
                                                Robert E. Moe

REM:sb
cc:  Startech Environmental Corporation